EXHIBIT 23b

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Unity Bancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 1999 included in this Form 10-KSB and to all references to our Firm into Unity Bancorp, Inc.'s previously filed Registration Statement No. 333-20687 on Form S-8, Registration Statement No.333-46509 on Form S-3A, and Registration Statement No 333-78603 on Form S-3A.


                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 2000